CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, John M. Alston, President and Chief Executive Officer of Carmina Technologies Inc., and Glen R. Alston, Chief Financial Officer of Carmina Technologies Inc., each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Quarterly Report on Form 10-QSB of Carmina Technologies Inc. for the period ended March 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Carmina Technologies Inc.

Dated: May 26, 2004

John M. Alston
President and Chief Executive Officer,
Carmina Technologies Inc.

Glen R. Alston
Chief Financial Officer,
Carmina Technologies Inc.